EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

State of
Name	Incorporation	Names Under Which Subsidiary Does Business
Rush Truck Centers of Alabama, Inc.	Delaware	Rush Truck Center, Mobile
Rush Peterbilt Truck Center, Mobile

Rush Truck Centers of Arizona, Inc.	Delaware	Rush Truck Center, Phoenix
Rush Peterbilt Truck Center, Phoenix
Rush Truck Center, Chandler
Rush Peterbilt Truck Center, Chandler
Rush Truck Center, Flagstaff
Rush Peterbilt Truck Center, Flagstaff
Rush Truck Center, Tucson
Rush Peterbilt Truck Center, Tucson
Rush Truck Center, Yuma
Rush Peterbilt Truck Center, Yuma

Rush Truck Centers of California, Inc.	Delaware	Complete Rush Truck Centers
Rush Isuzu Trucks, Fontana
Rush Medium Duty Truck Center, Fontana
Rush Peterbilt Truck Center, Pico Rivera
Rush Truck Center, Pico Rivera
Rush Peterbilt Truck Center, Fontana
Rush Peterbilt Medium Duty Truck Center, Fontana
Rush Truck Center, Fontana
Rush Truck Center, Sylmar
Rush Peterbilt Truck Center, Sylmar
Rush Truck Center, Escondido
Rush Peterbilt Truck Center, Escondido
Rush Truck Center, San Diego
Rush Peterbilt Truck Center, San Diego
Rush Truck Center, San Luis Obispo
Rush Peterbilt Truck Center, San Luis Obispo

Rush Medium Duty Truck Centers of	Delaware	Rush Medium Duty Truck Center, Denver
Colorado, Inc.		Rush Medium Duty Ford Trucks, Denver
Rush Isuzu Trucks, Denver

Rush Truck Centers of Colorado, Inc.	Delaware	Rush Truck Centers, Inc.
Rush Peterbilt Truck Center, Denver
Rush Truck Center, Denver
Rush Peterbilt Truck Center, Greeley
Rush Truck Center, Greeley
Rush Peterbilt Truck Center, Pueblo
Rush Truck Center, Pueblo

Rush Truck Centers of Florida, Inc.	Delaware	Rush Isuzu Trucks, Orlando
Rush Truck Center, Orlando
Rush Truck Center, Winter Garden
Rush Peterbilt Truck Center, Winter Garden
Rush Isuzu Trucks, Winter Garden
Rush Truck Center, Haines City
Rush Peterbilt Truck Center, Haines City
Rush Truck Center, Tampa
Rush Peterbilt Truck Center, Tampa
Rush Truck Center, Jacksonville
Rush Peterbilt Truck Center, Jacksonville
Rush Peterbilt Truck Center

State of
Name	Incorporation	Names Under Which Subsidiary Does Business
Rush Truck Centers of Georgia, Inc.	Delaware	Rush Medium Duty Truck Center, Atlanta
Rush Isuzu Trucks, Atlanta
Rush Truck Center, Atlanta
Rush International Truck Center, Atlanta
Rush Collision Center, Atlanta
Rush Truck Center, Doraville
Rush International Truck Center, Doraville
Rush Isuzu Trucks, Doraville
Rush Truck Center, Kennesaw
Rush Peterbilt Truck Center, Kennesaw

Rush Truck Centers of Idaho, Inc.	Delaware	Rush International Truck Center, Boise
Rush International Truck Center, Twin Falls
Rush International Truck Center, Idaho Falls
Rush International Truck Center, Heyburn
Rush International Truck Center, Lewiston
Rush Truck Center, Boise
Rush Truck Center, Twin Falls
Rush Truck Center, Idaho Falls
Rush Truck Center, Heyburn
Rush Truck Center, Lewiston

Rush Truck Centers of New Mexico, Inc.	Delaware	Rush Truck Center, Albuquerque
Rush Peterbilt Truck Center, Albuquerque
Rush Truck Center, Las Cruces
Rush Peterbilt Truck Center, Las Cruces

Rush Truck Centers of North Carolina, Inc.	Delaware	Rush Collision Center, Charlotte Rush International Truck Center, Charlotte
Rush Isuzu Trucks, Charlotte
Rush Peterbilt Truck Center, Charlotte
Rush Truck Center, Charlotte
Rush Truck Center Body Shop, Charlotte

Rush Medium Duty Truck Centers of Oklahoma, Inc.	Delaware	Rush Medium Duty Truck Center, Oklahoma City

Rush Truck Centers of Oklahoma, Inc.	Delaware	Rush Peterbilt Truck Center, Ardmore
Rush Peterbilt Truck Center, Oklahoma City
Rush Peterbilt Truck Center, Tulsa
Rush Truck Center, Ardmore
Rush Truck Center, Oklahoma City
Rush Truck Center, Tulsa
Rush Volvo Truck Center, Oklahoma City
Rush Volvo Truck Center, Tulsa
Rush Isuzu Trucks, Oklahoma City
Rush Used Truck Center, Tulsa
Rush Truck Rigging
Perfection Equipment
Perfection Truck Parts & Equipment, Oklahoma City
Perfection Truck Parts & Equipment, Tulsa
Translease
Oklahoma Trucks, Inc.
Tulsa Trucks, Inc.

Rush Truck Centers of Oregon, Inc.	Delaware	Rush International Truck Center, Ontario
Rush Truck Center, Ontario

Rush Truck Centers of Tennessee, Inc.	Delaware	Rush Truck Center, Nashville
Rush Peterbilt Truck Center, Nashville

State of
Name	Incorporation	Names Under Which Subsidiary Does Business
Rush Truck Centers of Texas, L.P.	Texas	Houston Peterbilt, Inc.
Laredo Peterbilt, Inc.
Lufkin Peterbilt, Inc.
Rush Bus Center, Alice
Rush Bus Center, Austin
Rush Bus Center, Dallas
Rush Bus Center, Dallas, Number 2
Rush Bus Center, Fort Worth
Rush Bus Center, Houston
Rush Bus Center, Laredo
Rush Bus Center, Lufkin
Rush Bus Center, Pharr
Rush Bus Center, San Antonio
Rush Bus Center, San Antonio, Number 2
Rush Bus Center, Sealy
Rush Bus Center, Texarkana
Rush Bus Center, Tyler
Rush Bus Center, Waco
Rush GMC Truck Center of El Paso, Inc.
Rush Isuzu Trucks, Austin
Rush Isuzu Trucks, Dallas
Rush Isuzu Trucks, Texarkana
Rush Isuzu Trucks, El Paso
Rush Isuzu Trucks, Sealy
Rush Isuzu Trucks, Waco
Rush Isuzu Trucks, Dallas
Rush Medium Duty Truck Center, Dallas
Rush Medium Duty Truck Center, Waco
Rush Peterbilt Truck Center, Abilene
Rush Peterbilt Truck Center, Alice
Rush Peterbilt Truck Center, Austin
Rush Peterbilt Truck Center, Dallas
Rush Peterbilt Truck Center, El Paso
Rush Peterbilt Truck Center, Fort Worth
Rush Peterbilt Truck Center, Houston
Rush Peterbilt Truck Center, Laredo
Rush Peterbilt Truck Center, Lufkin
Rush Peterbilt Truck Center, Pharr
Rush Peterbilt Truck Center, San Antonio
Rush Peterbilt Truck Center, Sealy
Rush Peterbilt Truck Center, Texarkana
Rush Peterbilt Truck Center, Tyler
Rush Peterbilt Truck Center, Waco
Rush Towing Systems
Rush Truck Center
Rush Truck Center, Abilene
Rush Truck Center, Alice
Rush Truck Center, Austin
Rush Truck Center, Dallas
Rush Truck Center, El Paso
Rush Truck Center, Fort Worth
Rush Truck Center, Houston
Rush Truck Center, Laredo
Rush Truck Center, Lufkin
Rush Truck Center, Pharr
Rush Truck Center, San Antonio
Rush Truck Center, Sealy
Rush Truck Center, Texarkana
Rush Truck Center, Tyler
Rush Truck Center, Waco
Rush Crane and Refuse Systems International
San Antonio Peterbilt, Inc.
San Antonio Peterbilt-GMC Truck, Inc.
World Wide Tires

State of
Name	Incorporation	Names Under Which Subsidiary Does Business
Rush Truck Centers of Utah, Inc.	Delaware	Rush International Truck Center, Salt Lake City
Rush International Truck Center, Helper
Rush International Truck Center, Springville
Rush International Truck Center, St. George
Rush International Truck Center, Ogden
Rush Truck Center, Salt Lake City
Rush Truck Center, Helper
Rush Truck Center, Springville
Rush Truck Center, St. George
Rush Truck Center, Ogden

Rig Tough, Inc.	Delaware	None

Rush Truck Center of Albuquerque, Inc.	New Mexico	None

Rush GMC Truck Center of El Paso, Inc.	Delaware	None

Rush GMC Truck Center of Phoenix, Inc.	Delaware	None

Rush GMC Truck Center of San Diego, Inc.	Delaware	None

Rush GMC Truck Center of Tucson, Inc.	Delaware	None

Rush Accessories Corporation	Delaware	Chrome Country, Inc.

Rush Truck Leasing, Inc.	Delaware	Rush Crane Systems
Rush Idealease, Charlotte
Boise Idealease
Salt Lake City Idealease
Charlotte Idealease

Rush Equipment Centers of Texas, Inc.	Delaware	Rush Equipment Center, Houston

Rushtex, Inc.	Delaware	None

Rushco, Inc.	Delaware	None

Rush Administrative Services, Inc.	Delaware	None

Rush Idealease, Inc.	Delaware	None

Rush Real Estate Holdings, Inc.	Delaware	None

International General Agency	Texas	None

Los Cuernos, Inc.	Delaware	Los Cuernos Ranch

AiRush, Inc.	Delaware	None

Rush Retail Centers, Inc.	Delaware	None

Associated Acceptance, Inc.	Texas	Associated Insurance Services
Automotive Industry Insurance
Associated Truck Insurance Services

Associated Acceptance of Florida, Inc.	Delaware	None

Associated Acceptance of Oklahoma, Inc.	Delaware	None

Advance Premium Finance, Inc.	California	None

Adams International Trucks, Inc.	Delaware	None

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